                            ADMINISTRATION AGREEMENT
                               NATIONS FUNDS TRUST

         This ADMINISTRATION AGREEMENT (the "Agreement") is made as of January 1, 2003 by and between BACAP Distributors, LLC ("BACAP Distributors") and NATIONS FUNDS TRUST (the "Trust").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to retain BACAP Distributors to render certain administrative services for the investment portfolios of the Trust listed on Schedule A (individually, a "Fund" and collectively, the "Funds"), and BACAP Distributors is willing to render such services.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

         1. Appointment. The Trust hereby appoints BACAP Distributors to act as Administrator of the Funds, and BACAP Distributors hereby accepts such appointment and agrees to render such services and duties set forth in Paragraph 3, for the compensation and on the terms herein provided. Absent written notification to the contrary by either the Trust or BACAP Distributors, each new investment portfolio established in the future by the Trust shall automatically become a "Fund" for all purposes hereunder as if listed on Schedule A.

         2. Delivery of Documents. The Trust has furnished BACAP Distributors with copies properly certified or authenticated of each of the following:

                  (a) The Trust's registration statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended, and under the 1940 Act (File Nos. 333-89661 and 811-09645), as filed with the Securities and Exchange Commission (the "SEC") relating to the Funds' shares of beneficial interest (the "Shares");

                  (b) The Funds' most recent prospectus(es); and

                  (c) The Funds' most recent statement(s) of additional information.

         The Trust will furnish BACAP Distributors from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, the Trust will provide BACAP Distributors with any other documents that BACAP Distributors may reasonably request and will notify BACAP Distributors as soon as possible of any matter materially affecting BACAP Distributors's performance of its services under this Agreement.

         3. Duties as Co-Administrator. Subject to the supervision and direction of the Board of Trustees of the Trust, BACAP Distributors, as Administrator, will assist in supervising various aspects of the Trust's administrative operations and undertakes to perform the following specific services from and after the effective date of this Agreement:

                  (a) Maintaining office facilities for the Trust (which may be in the offices of BACAP Distributors or a corporate affiliate);

                  (b) Furnishing clerical services, internal executive and administrative services and stationery and office supplies in connection with the foregoing;

                  (c) Assist in furnishing statistical and research data and data processing services in connection with the foregoing;

                  (d) Furnishing corporate secretarial services, including assisting in the coordination of the preparation and distribution of materials for Board of Trustees meetings;

                  (e) Providing the services of certain persons who may be appointed as officers of the Trust by the Trust's Board of Trustees;

                  (f) Assist in coordinating the provision of legal advice and counsel to the Trust with respect to regulatory matters, including monitoring regulatory and legislative developments which may affect the Trust and assisting in the strategic response to such developments, counseling and assisting the Trust in routine regulatory examinations or investigations of the Trust, and working closely with outside counsel to the Trust in connection with any litigation in which the Trust is involved;

                  (g) Assist in coordinating the preparation of reports to the Trust's shareholders of record and the SEC including, but not necessarily limited to, annual reports and semi-annual reports to shareholders and on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act;

                  (h) Coordinating with the Trust regarding the jurisdictions in which the Shares shall be registered or qualified for sale and, in connection therewith, being responsible for the registration or qualification and the maintenance of such registration or qualification of Shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of the Trust or any Fund as a dealer or broker shall be made or reimbursed by the Trust or that Fund, respectively;

                  (i) Assisting in the preparation and filing on a timely basis of various reports, registration statements and post-effective amendments thereto, and other documents required by federal, state and other applicable laws and regulations, other than those filed or required to be filed by the Funds' adviser, sub-advisers, transfer agent, sub-transfer agent or custodian;

                  (j) Performing certain compliance procedures for the Trust which will include, among other matters, monitoring compliance with personal trading guidelines by the Trust's Board of Trustees;

                  (k) Providing accounting and bookkeeping services (including the maintenance for the periods prescribed by Rule 31a-2 under the 1940 Act of such accounts, books and records of the Trust as may be required by Section 31(a) of the 1940 Act and the rules thereunder). BACAP Distributors further agrees that all such records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request;

                  (l) Valuing each Fund's assets and calculating the net asset value and the net income of the shares of each Fund in accordance with the Trust's current prospectus(es), applicable pricing procedures and resolutions of the Trust's Board of Trustees, provided, that in performing such services, BACAP Distributors shall obtain security market quotes from independent pricing services, or if such quotes are unavailable, obtain such prices from the Funds' adviser or sub-advisers;

                  (m) Accumulating information for reports to the Trust's shareholders of record and the SEC including, but not necessarily limited to, annual reports and semi-annual reports to shareholders and on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act;

                  (n) Preparing and filing on a timely basis the Trust's tax returns and other tax filings;

                  (o) Monitoring the development and implementation of certain compliance procedures for the Trust including, but not limited to, monitoring
(i) each Fund's status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended, including performing, on a monthly basis and based upon information provided by the Fund's adviser or sub-advisers, the 90% gross income and asset diversification tests derived from such Sub-Chapter; and (ii) compliance by each Fund with its investment objective, policies and restrictions, and applicable laws and regulations;

                  (p) Preparing and furnishing to the Trust monthly broker security transaction summaries and monthly security transaction listings and (at the Trust's request) performance information (including yield and total return information) calculated in accordance with applicable U.S. securities laws and reporting to external databases such information as may reasonably be requested;

                  (q) Assisting the Trust and its agents in their accumulation and preparation of materials for the Board of Trustees' meetings and for regulatory examinations and inspections of the Trust, to the extent such materials relate to the services being performed for the Trust by BACAP Distributors;

                  (r) Coordinate the provisions of services to the Trust by other service providers to the Trust, including the transfer agent, sub-transfer agent and custodian; and

                  (s) Generally assisting in all aspects of the Trust's operations.

         In performing all services under this Agreement, BACAP Distributors shall (i) act in conformity with the Trust's Declaration of Trust, the 1940 Act and the rules thereunder, and other applicable laws and regulations, as the same may be amended from time to time, and the Trust's Registration Statement, as such Registration Statement may be amended from time to time; (ii) consult and coordinate with the Trust, as necessary and appropriate; and (iii) advise and report to the Trust, as necessary or appropriate, with respect to any compliance matters that come to its attention.

         In connection with its duties under this Paragraph 3, it is understood and agreed that BACAP Distributors may, at its own expense, enter into sub-administration agreements with other service providers and the Fund(s), provided that each such service provider agrees with BACAP Distributors and the Fund(s) to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder.

         4. Compensation. BACAP Distributors shall bear all expenses in connection with the performance of its services under this Agreement, except those enumerated in 4(b) below.

                  (a) BACAP Distributors will from time to time employ or associate with such person or persons as BACAP Distributors may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees of both BACAP Distributors and the Trust. The compensation of such person or persons shall be paid by BACAP Distributors and no obligation shall be incurred on behalf of the Trust in such respect.

                  (b) BACAP Distributors shall not be required to pay any of the following expenses incurred by the Trust: investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage fees and commissions; taxes and fees payable to federal, state and other governmental agencies; fees of Trustees of the Trust who are not affiliated with BACAP Distributors; outside auditing expenses, including tax preparation; outside legal expenses; fees of independent pricing services utilized by BACAP Distributors to value each Fund's assets; fees of any other service provider to the Trust (other than a sub-administrator engaged pursuant to Paragraph 3); or other expenses not specified in this
Section 4 which may be properly payable by the Trust and which are approved by the Trust's President, Chief Financial Officer or Treasurer.

                  (c) The Trust will compensate BACAP Distributors for its services rendered pursuant to this Agreement in accordance with Schedule B. In addition, the Trust shall reimburse BACAP Distributors for certain reasonable out-of pocket distributions made in connection with fulfilling its obligations under the Agreement. The items eligible for reimbursement are set forth on Schedule B.

         5. Limitation of Liability; Indemnification.

                  (a) BACAP Distributors shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from BACAP Distributors's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

                  (b) The Trust, on behalf of each Fund, will indemnify BACAP Distributors against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit relating to the particular Fund and not resulting from the willful misfeasance, bad faith or negligence of BACAP Distributors in the performance of such obligations and duties or by reason of their reckless disregard thereof. BACAP Distributors will not confess any claim or settle or make any compromise in any instance in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. Any amounts payable by the Trust under this Section 5(b) shall be satisfied only against the assets of the Fund involved in the claim, demand, action or suit and not against the assets of any other investment portfolio of the Trust.

         6. Effective Date; Termination of Agreement.

                  (a) This Agreement shall become effective on the date of its execution. This Agreement shall remain in full force and effect with respect to such Fund(s) unless terminated pursuant to the provisions of Section 6(b).

                  (b) This Agreement may be terminated at any time without payment of any penalty, upon 60 days' written notice, by vote of the Board of Trustees of the Trust, or by BACAP Distributors. BACAP Distributors will cooperate with and assist the Trust, its agents and any successor administrator or administrators in any substitution/conversion process.

                  (c) Sections 5 and 8 shall survive this Agreement's termination.

         7. Amendments. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

         8. Confidentiality. All books, records, information and data pertaining to the business of the Trust, its prior, present or potential shareholders and BACAP Distributors's customers that are exchanged or received pursuant to the performance of BACAP Distributors's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by the Trust or as may be required by law, and shall not be used for any purpose other than performance of BACAP Distributors's responsibilities and duties hereunder.

         9. Service to Other Companies or Accounts. The Trust acknowledges that BACAP Distributors now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and as distributor, investment adviser, investment sub-adviser and/or administrator to other investment companies or series of investment companies, and the Trust has no objection to BACAP Distributors so acting. The Trust further acknowledges that the persons employed by BACAP Distributors to assist in the performance of their duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of BACAP Distributors or any affiliate of BACAP Distributors to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         10. Miscellaneous.

                  (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or BACAP Distributors shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Trust:
                  Nations Funds Trust
                  One Bank of America Plaza
                  Charlotte, NC 28255
                  Attention: Secretary

                  To BACAP Distributors:
                  BACAP Distributors, LLC
                  One Bank of America Plaza
                  Charlotte, NC 28255
                  Attention: Senior Vice President

                  (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other parties.

                  (c) This Agreement shall be construed in accordance with the laws of the State of Delaware.

                  (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

                  (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (f) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters described herein.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                            BACAP DISTRIBUTORS, LLC

                                            By: /s/ Edward D. Bedard
                                                --------------------
                                                Edward D. Bedard
                                                Senior Vice President
                                                Chief Operating Officer

                                            NATIONS FUNDS TRUST

                                            By: /s/ Robert H. Gordon
                                                --------------------
                                                Robert H. Gordon
                                                President

                                   SCHEDULE A

NATIONS FUNDS TRUST:

1.   Corporate Bond Portfolio

2.   High Income Portfolio

3.   Mortgage- and Asset-Backed Portfolio

4.   Nations Asset Allocation Fund

5.   Nations Bond Fund

6.   Nations California Intermediate Municipal Bond Fund

7.   Nations California Municipal Bond Fund

8.   Nations California Tax-Exempt Reserves

9.   Nations Capital Growth Fund

10.  Nations Cash Reserves

11.  Nations Convertible Securities Fund

12.  Nations Florida Intermediate Municipal Bond Fund

13.  Nations Florida Municipal Bond Fund

14.  Nations Georgia Intermediate Municipal Bond Fund

15.  Nations Global Value Fund

16.  Nations Government Reserves

17.  Nations Government Securities Fund

18.  Nations High Yield Bond Fund

19.  Nations Intermediate Bond Fund

20.  Nations Intermediate Municipal Bond Fund

21.  Nations International Equity Fund

22.  Nations International Value Fund

23.  Nations Kansas Municipal Income Fund

24.  Nations LargeCap Index Fund

25.  Nations LifeGoal Balanced Growth Portfolio

26.  Nations LifeGoal Growth Portfolio

27.  Nations LifeGoal Income and Growth Portfolio

28.  Nations LargeCap Enhanced Core Fund

29.  Nations Marsico 21st Century Fund

30.  Nations Marsico Focused Equities Fund

31.  Nations Marsico Growth Fund

32.  Nations Marsico International Opportunities Fund

33.  Nations Maryland Intermediate Municipal Bond Fund

34.  Nations MidCap Growth Fund

35.  Nations MidCap Index Fund

36.  Nations MidCap Value Fund

37.  Nations Money Market Reserves

38.  Nations Municipal Income Fund

39.  Nations Municipal Reserves

40.  Nations New York Tax-Exempt Reserves

41.  Nations North Carolina Intermediate Municipal Bond Fund

42.  Nations Short-Intermediate Government Fund

43.  Nations Short-Term Income Fund

44.  Nations Short-Term Municipal Income Fund

45.  Nations SmallCap Index Fund

46.  Nations SmallCap Value Fund

47.  Nations Small Company Fund

48.  Nations South Carolina Intermediate Municipal Bond Fund

49.  Nations Strategic Growth Fund

50.  Nations Strategic Income Fund

51.  Nations Tax-Exempt Reserves

52.  Nations Tennessee Intermediate Municipal Bond Fund

53.  Nations Texas Intermediate Municipal Bond Fund

54.  Nations Treasury Reserves

55.  Nations Value Fund

56.  Nations Virginia Intermediate Municipal Bond Fund

Approved: November 21, 2002
Last Amended: August 1, 2003

                                   SCHEDULE B

         For services rendered pursuant to this Agreement, the Trust will pay BACAP Distributors, an administration fee, computed daily and payable monthly, based on annual rate of each Fund's daily net assets as follows:

1. Money Market Funds:                                                        0.10%

2. Fixed Income Funds (except Nations High Yield Bond                         0.22%
   Fund):

3. Nations High Yield Bond Fund:                                              0.18%

4. Nations Marsico International Opportunities Fund:                          0.12%

5. Domestic Equity Funds (except Nations Marsico 21st                         0.23%
   Century Fund, Nations Marsico Focused Equities Fund
   and Nations Marsico Growth Fund):

6. Nations Marsico 21st Century Fund, Nations Marsico                         0.13%
   Focused Equities Fund and Nations Marsico Growth Fund:

7. Nations LifeGoal Growth Portfolio, Nations LifeGoal        As mutually agreed upon by the Trust and
   Balanced Growth Portfolio, Nations LifeGoal Income         BACAP Distributors from time to time.
   and Growth Portfolio, Corporate Bond Portfolio,            Pursuant to separate agreements for these
   Mortgage- and Asset-Backed Portfolio and High Income       Funds, an affiliate of BACAP Distributors
   Portfolio:                                                 has agreed to absorb all fees and expenses
                                                              incurred under this Agreement.

         In addition to the asset-based fee set forth above, the Trust shall reimburse BACAP Distributors and any sub-administrator engaged pursuant to Paragraph 3 for certain reasonable out-of-pocket expenses incurred by them in connection with the performance of their respective duties hereunder.

         Reimbursable out-of-pocket expenses shall include the following: reasonable costs associated with postage (including overnight services), telephone, telecommunications (including facsimiles), duplicating, pricing services, and forms and supplies and such other out-of-pocket expenses as the parties may agree to from time to time.